ROANOKE ASSET MANAGEMENT CORP.

Code of Ethics and Personal Trading Policy

3.1

Code of Ethics

As noted in Policy 1 – Management Oversight, the Advisers Act imposes a fiduciary duty on investment advisers.  As a fiduciary, Roanoke has a duty of utmost good faith to act solely in the best interests of each of our clients.  Our clients entrust us with their funds, which in turn places a high standard on our conduct and integrity.  Our fiduciary duty compels all employees to act with the utmost integrity in all of our dealings.  This fiduciary duty is the core principle underlying this Code of Ethics and Personal Trading Policy, and represents the expected basis of all of our dealings with our clients.

A.

Standards of Conduct

This Code of Ethics consists of the following core principles:

(1)

The interests of clients will be placed ahead of the firm’s or any employee’s own investment interests.

(2)

Employees are expected to conduct their personal securities transactions in accordance with the Personal Trading Policy and will strive to avoid any actual or perceived conflict of interest with the client.  Employees with questions regarding the appearance of a conflict with a client should consult with the CCO or the Compliance Administrator before taking action that may result in an actual conflict.

(3)

Employees will not take inappropriate advantage of their position with the firm.

(4)

Employees are expected to act in the best interest of each of our clients.

(5)

Employees are expected to comply with federal securities laws (See Appendix A for a listing of federal securities laws).  Strict adherence to this policy manual will assist the employee in complying with this important requirement.

A.

Protection of Material Nonpublic Information

As more fully discussed within our Privacy Policy, employees are expected to exercise diligence and care in maintaining and protecting our clients’ nonpublic, confidential information.

Employees are also expected to not divulge information regarding Roanoke’s securities trading activities or client securities holdings to any individual outside of the firm, except:

(1)

As necessary to complete transactions or account changes (for example, communications with brokers and custodians);

(2)

As necessary to maintain or service a client or his/her account (for example, communications with a client’s accountant);

(3)

With various service providers providing administrative functions for Roanoke (such as our technology service provider), only after we have entered into a contractual agreement that prohibits the service provider from disclosing or using confidential information except as necessary to carry out its assigned responsibilities and only for that purpose; or

(4)

As permitted by law.

B.

Personal Conduct

As noted above, employees are expected to conduct themselves with the utmost integrity and to avoid any actual or perceived conflict with our clients.  In this spirit, the following are required of employees:

(1)

Acceptance of Gifts

Employees are prohibited from receiving any gift, gratuity, hospitality or other offering of more than de minimis ($100 or less) value from any person or entity doing business with Roanoke.  This gift policy generally excludes items or events where the employee has reason to believe there is a legitimate business purpose.

(2)

Service as Director for an Outside Company

Any employee wishing to serve as director for an outside company (public or private) must first seek the approval of the CCO by submitting the request form found on the last page of Appendix B.  The CCO, in reviewing the request, will determine whether such service is consistent with the interests of the firm and our clients.

(3)

Outside Business Interests

Any employee wishing to engage in business activities outside of Roanoke’s business must seek approval from the CCO and, if requested, provide periodic reports to the CCO summarizing those outside business activities.

(4)

Annual Employee Acknowledgement

New employees must acknowledge they have read and they understand and agree to comply with this Code of Ethics and Personal Trading Policy.  All employees are required to acknowledge as such annually in connection with the firm’s annual policy manual acknowledgement process.

3.2

Personal Trading Policy

A.

Matters to Consider Before an Employee Places a Trade

(1)

Whether the amount or nature of the transaction will affect the price or market for the security;

(2)

Whether the employee will benefit from purchases or sales being made for any client;

(3)

Whether the transaction is likely to harm any client; and

(4)

Whether there is an appearance or suggestion of impropriety.

B.

Personal Trading Restrictions

(1)

General

Employees are expected to purchase or sell a security for their personal accounts only in a manner that does not conflict with the interests of Roanoke’s clients.  Personal accounts of the employee include all accounts for family members living within the employee’s household and accounts over which the employee has authority even though the account owner does not live within the same household as the employee.

a.

Any employee contemplating a trade to the contrary must consult with the CCO before conducting his or her personal trade.

b.

It is the employee’s responsibility to know which securities are being traded by the firm.  The employee may consult with the CCO to determine whether a security is an appropriate purchase by the employee.

(2)

Initial Public Offerings and Private Placements

All employees are required to obtain approval from the CCO before investing in an initial public offering (“IPO”) or a private placement, defined as an equity position within a non-public company.  The CCO will obtain approval from the President before investing in an IPO or private placement.

C.

Reports of Personal Securities Transactions and Holdings

Employees are required to report securities transactions and holdings for all accounts in which the employee has a direct or indirect beneficial ownership interest.  This includes personal securities information of any family member living within the same household as the employee.  See Appendix A for the formal definition of beneficial ownership.

(1)

Quarterly Report

Each employee must submit to the CCO a quarterly report of personal securities transactions in which the employee had a direct or indirect beneficial ownership interest, as discussed above.  This quarterly report is due 30 calendar days following each calendar quarter-end, and the report should be submitted using the form found in Appendix B.  Alternatively, employees may certify to Roanoke all brokerage accounts they or any member of their immediate family own or over which the employee has control.  Employees may then submit copies of brokerage statements for those accounts so long as the statements contain the same information found in Appendix B.

Security information to be included on this quarterly transaction report is as follows:

•

Trade Date

•

Security Name

•

Security Identification information, including as appropriate: ticker symbol or CUSIP number, interest rate and maturity date

•

Number of Shares or Par

•

Type of Transaction (Purchase, Sale or Other)

•

Price

•

Principal Amount

•

Broker Name

•

Account Number

•

Date of Report

An employee is not required to submit a separate report of quarterly transactions if Roanoke is in receipt of that employee’s brokerage statements or trade confirmations within 30 days following quarter-end (whether provided directly by the broker-dealer or the employee) and those statements or confirms provide all required information noted above.  Securities not required to be reported may be found at Acceptable Personal Trades below.

Employees are not required to report transactions on the quarterly transaction report affected through an automatic investment plan so long as the investment allocation was determined in advance of the actual trade.  Any transaction that overrides the pre-set schedule or allocations of the plan must be reported as described.  Further, all holdings of automatic investment plans must be reported as described in Holdings Report below.  Additional security transactions not required to be reported may be found at Acceptable Personal Trades below.

(2)

Holdings and Brokerage Account Report

Within 10 days of becoming an employee of Roanoke, you are required to provide a report of all personal securities holdings and brokerage accounts to the CCO.  The report must reflect holdings information as of a date no more than 45 days prior to the employment date of the employee.

In addition, all employees are required to provide a report of all personal securities holdings and brokerage accounts to the CCO on an annual basis (defined as once every 12 months).  The report must reflect holdings information as of a date no more than 45 days prior to the date the annual report is submitted.  Employees should use the form found at Appendix B to report personal holdings.  However, providing copies of brokerage statements reflecting all personal holdings information is an acceptable means of reporting.

Information to be included on this holdings report is as follows:

•

Security Name

•

Ticker Symbol or CUSIP number

•

Number of Shares or Par

•

Principal Amount

•

Broker or Bank Name

•

Account Number

•

Date of Report

An employee is not required to submit a separate report of personal holdings if Roanoke has receipt of that employee’s brokerage statements or trade confirmations (whether provided directly by the broker-dealer or the employee), and the statements identify all of the employee’s holdings.

Security holdings not required to be reported may be found at Acceptable Personal Trades below.

D.

Acceptable Personal Trades

The following forms of securities may be freely held or traded by employees, without regard to the Personal Trading Restrictions described above or the reporting requirements described in Reports of Personal Securities above.  The following securities are considered safest from a regulatory perspective for an employee to purchase, sell or hold – both from the firm and employee’s perspective:

(1)

Shares of open-end mutual funds not managed by Roanoke (note:  trades in closed-end mutual funds or exchange traded funds must follow the Personal Trading Restrictions requirements described above);

(2)

Shares of any money market fund;

(3)

Direct obligations of the United States Government; and

(4)

Money market instruments, including bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt.

3.3

Firm Review of Personal Transaction Reports

The CCO will generally consider the following factors when reviewing reportable security holdings and transactions or approvals by employees to purchase IPOs or private placements.

A.

Whether the investment opportunity should be directed to a client’s account;

B.

Whether the amount or nature of the transaction affected the price or market for the security;

C.

Whether the employee benefited from purchases or sales being made for clients;

D.

Whether the transaction harmed any client; and

E.

Whether the transaction has the appearance of impropriety.

The President will review the CCO’s quarterly transaction report.  In no case should an employee review his/her own report.

3.4

Record Keeping Requirements

Roanoke will keep the following records regarding this Code of Ethics and Personal Trading Policy:

A.

Historic copies of this Code of Ethics and Personal Trading Policy (and its predecessor Code of Business Conduct);

B.

Historic listings of all employees subject to this Code of Ethics and Personal Trading Policy;

C.

Employees’ written acknowledgements of receipt of the Code of Ethics and Personal Trading Policy (and its predecessor Code of Business Conduct);

D.

Violations of the Code of Ethics and Personal Trading Policy, and records of action taken as a result of the violations;

E.

All personal transaction reports made by employees and/or copies of brokerage confirmations or statements; and

F.

Written approvals of IPOs and private placements, as well as documentation of the reasons Roanoke approved such transaction.

3.5

Code of Ethics and Personal Trading Policy Violations

All employees are required to report promptly any violation of this policy to the CCO (including the discovery of any violation committed by another employee).  Examples of items that should be reported include but are not limited to: noncompliance with federal securities laws, conduct that is harmful to clients and purchasing securities contrary to the Personal Trading Policy.  Such violations will be reported to the Oversight Committee on a timely basis.

Employees are encouraged to report any violations or apparent violations.  Such reports by employees will not be viewed negatively by firm management, even if the reportable event, upon further review, is determined to not be a violation and its Oversight Committee determined the employee reported such apparent violation in good faith.

3.6

Code of Ethics and Personal Trading Policy Sanctions

Upon discovering a violation of this policy, the CCO or Oversight Committee may impose any sanctions as deemed appropriate, including disgorgement of profits, reversal of the trade or suspension of trading privileges, as well as termination of employment.  For additional information on general sanctions for violation of the firm’s policies, refer to our Sanctions Policy.